EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

TWIN VEE POWERCATS CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Equity	Common Stock, par value $0.001 per share(3)	Rule 457(a)	5,355,000	—	$2,159,672	$0.0001476	$318.77
Equity	Common Stock issuable upon exercise of Warrants to purchase Common Stock(4)	Rule 457(a)	268,644	—	108,344	$—	$15.99

Total Offering Amounts					$2,268,016		$334.76
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$334.76

(1)       Represents the maximum number of shares of Twin Vee PowerCats Co. (“Twin Vee”) common stock, par value $0.001 per share (“Twin Vee Common Stock”), estimated to be issuable upon the completion of the Merger described herein of Forza X1, Inc., (“Forza”) with and into Twin Vee Merger Sub, Inc., a subsidiary of Twin Vee. This number is calculated based on the (i) 5,355,000 shares of Twin Vee common stock, that will be issued in the Merger and (ii) 268,644 shares of Twin Vee Common Stock issuable upon exercise of warrants issued by Forza being assumed in the Merger.

(2)       Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)       Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and computed pursuant to Rule 457(c) under the Securities Act. The proposed maximum aggregate offering price is solely for the purpose of calculating the registration fee and was calculated based upon the market value of shares of Twin Vee Common Stock as the product of (a) $0.4033 the average of the high and low prices per share of Twin Vee Common Stock as reported on the Nasdaq Stock Exchange on August 19, 2024, which is within five business days prior to the filing of this Registration Statement on Form S-4, and (b) the estimated maximum number of shares of Twin Vee common stock to be exchanged for shares of Forza common stock upon completion of the Merger.